Exhibit 10.1

ADVISORY SERVICES AGREEMENT - Piter Korompis

This Advisory Services Agreement (the “Services Agreement”) is made and entered into September 24, 2007 (the “Effective Date ”), by and between (i) Piter Korompis, whose principal business address is an individual c/o Austindo Foods, Pty, Level 1, 585 Burwood Road, Hawthorn, Victoria 3122, Australia (the “Consultant”) and (ii) VoIP, Inc., a Texas corporation, whose principal place of business is 151 South Wymore Road, Suite 3000, Altamonte Springs, Florida 32714 (the “Company”). Consultant and Company may hereinafter be referred to individually as a “party” or collectively as the “parties.”

WHEREAS, the Company requires the Services as defined and set forth herein;

WHEREAS, Consultant is qualified to provide the Company with the Services and is desirous to perform such Services for the Company; and

WHEREAS, the Company wishes to induce Consultant to provide the Services and wishes to contract with the Consultant regarding the same and compensate Consultant in accordance with the terms herein;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Services Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed as follows:

1.     APPOINTMENT.

The Company hereby engages Consultant and Consultant agrees to render the Services to the Company as a consultant upon the terms and conditions hereinafter set forth.

2.     TERM.

The term of this Services Agreement shall begin as of the date of this Services Agreement, and shall terminate 120 days thereafter, or earlier in accordance with Section 9.

3.     SERVICES.

During the term of this Services Agreement, Consultant shall provide the Company with the following “Services.” However, the Services shall be limited to making recommendations and offering advice to the Company's Officers, Directors and other key Company personnel. As an offsite advisor, Consultant will rely upon the Company's management to, in the Company's sole discretion, accept or reject its recommendations. Under no circumstances, even in the event that Consultant is to perform onsite analysis, shall Consultant be responsible for making any decisions on behalf of the Company.

a.     Advise internal management, with particular focus on strategic planning, organizational and corporate structure, and overall business analysis with the ultimate goal of preparing the company for capital market investor due diligence;

b. General corporate advice including but not limited to strategic planning, management advisory services, business development, and other consulting or advisory services which the Company reasonably requests that the Consultant provide to the Company.

c. Consultant agrees to provide the Services on a timely basis via: meetings with Company representatives which may include other professionals; conferences calls with Company representatives and other professionals; and/or written correspondence and documentation. Consultant cannot guarantee the results on behalf of the Company, but shall pursue all avenues that it deems reasonable through its network of contacts.

d. It is further agreed that the Consultant will not engage in capital raising or stock promotion activities on behalf of the Company during the term of the Services Agreement.

4.     COMPENSATION.     In connection with this Services Agreement, The Company shall pay Consultant the following fees:

a.     Cash. (i) Within five days of the effectiveness of this Services Agreement (the “Payment Date”) the Company shall pay Consultant a cash fee equal to $490,000.00.

b. Options. By or before the Payment Date, Consultant shall be granted an option to purchase 700,000 of the Company’s common shares (the “Option Shares”) for $1.20 per share. The Option Shares shall be registered in an appropriate registration statement, and shall be delivered free of any restrictive legend.

All compensation delivered and paid to Consultant pursuant to this Services Agreement shall be deemed completely earned, due, payable and non-assessable as of the date the compensation is tendered to Consultant by the Company or the Company's transfer agent. Once compensation is tendered to Consultant, there shall be no refunds or diminishment of the same regardless of any event.

5.     REPRESENTATIONS AND WARRANTIES OF COMPANY.

The Company hereby represents, warrants and agrees as follows:

a.     This Services Agreement has been authorized, executed and delivered by the Company and, when executed by the Consultant will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

b.     The Company is validly organized, existing and with active status under the laws the State of Texas.

c.     The securities to be issued to Consultant, if any, have all been authorized for issuance and when issued, delivered and tendered to the Consultant by the Company will be validly issued, fully paid and non-assessable.

6.     STATUS OF WORK PRODUCT AND OTHER PROPERTY. Upon expiration of this Agreement and/or termination of this Services Agreement (or at any time upon request by the Company), Consultant will immediately return to the Company all Company property (including but not limited to all documents, electronic files/records, keys, records, computer disks, or other tangible or intangible things that may or may not relate to or otherwise constitute confidential information or trade secrets (as defined by applicable law) that Consultant created, used, possessed, or maintained while in the employ of the Company, from whatever source. This provision does not apply to purely personal documents of Consultant, but does apply to business calendars, Rolodexes, customer lists, contact sheets, computer programs, disks, and their contents, and like information that may contain some personal matters of Consultant.

7.     INDEMNIFICATION. (a) The Company agrees to indemnify the Consultant and hold it harmless against any losses, claims, damages or liabilities incurred by the Consultant, in connection with, or relating in any manner, directly or indirectly, to the Consultant rendering the Services in accordance with the Services Agreement, unless it is determined by a court of competent jurisdiction that such losses, claims, damages or liabilities arose out of the Consultant's breach of this Services Agreement, sole negligence, gross negligence, willful misconduct, dishonesty, fraud or violation of any applicable law. Additionally, the Company agrees to reimburse the Consultant immediately for any and all expenses, including, without limitation, attorney fees, incurred by the Consultant in connection with investigating, preparing to defend or defending, or otherwise being involved in, any lawsuits, claims or other proceedings arising out of or in connection with or relating in any manner, directly or indirectly, to the rendering of any Services by the Consultant in accordance with the Services Agreement (as defendant, nonparty, or in any other capacity other than as a plaintiff, including, without limitation, as a party in an interpleader action). The Company further agrees that the indemnification and reimbursement commitments set forth in this paragraph shall extend to any controlling person, strategic alliance, partner, member, shareholder, director, officer, employee, agent or subcontractor of the Consultant and their heirs, legal representatives, successors and assigns. The provisions set forth in this Section shall survive any termination of this Services Agreement.

(b) Consultant agree to indemnify, hold harmless and defend the Company, its directors, officers, and affiliates (each an “Indemnified Party”) from and against any and all claims, suits, judgments, fines, cost, damages, demands, actions, expenses or liabilities of any nature which are threatened or brought against any Indemnified Party by any person arising out of the acts or omissions of Consultant or any of its agents or affiliates or any breach of any agreement, representation or warranty of Consultant contained herein including, but not limited to, any violation of any provision of the Securities Act, the Exchange Act or any rule or regulation promulgated there under, or any applicable state securities or blue sky laws.

8.     COMPLIANCE WITH SECURITIES LAWS. The Company understands that any and all Compensation outlined in this Services Agreement shall be paid solely and exclusively as consideration for the aforementioned consulting efforts made by Consultant on behalf of the Company as an independent contractor. The parties performing the services outlined in this Services Agreement are natural persons and shall only provide advisory services internally to the Company. Consultant's engagement does not involve the marketing of any Company securities.

9.     MISCELLANEOUS.

a.     Termination and Renewal: This Services Agreement may be terminated by Company only upon written notice to Consultant and Consultant's failure to cure said material breach within 45 days from receipt of said notice.

b.     Modification: This Services Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. This Agreement may be amended only in writing signed by both parties.

c.     Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person to the parties at the addresses set forth above.

d.     Waiver: Any waiver by either party of a breach of any provision of this Services Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Services Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon adherence to that term of any other term of this Services Agreement.

e.      Severability: If any provision of this Services Agreement is invalid, illegal, or unenforceable, the balance of this Services Agreement shall remain in effect. If any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If any compensation provision is deemed unenforceable or illegal, then in the case of the delivery of common stock to the Consultant, Consultant shall be entitled to receive a cash benefit equal to the value of the common stock that would have been tendered had such a provision not been illegal or unenforceable.

f.     Arbitration: Any dispute or other disagreement arising from or out of this Services Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Orange County, FL. The interpretation and the enforcement of this Services Agreement shall be governed by Florida Law as applied to residents of the State of Florida relating to contracts executed in and to be performed solely within the State of Florida.

g.     Governing Law: The subject matter of this Services Agreement shall be governed by and construed in accordance with the laws of the State of Florida (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted. EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN THE COUNTY OF ORANGE, FLORIDA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS SERVICES AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM. AS A MATERIAL INDUCEMENT FOR THIS SERVICES AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Services Agreement, the prevailing party shall be awarded reasonable attorneys fees, expenses and costs.

h.      Specific Performance: The Company and the Consultant shall have the right to demand specific performance of the terms, and each of them, of this Services Agreement.

i.      Execution of the Services Agreement: The Company, the party executing this Services Agreement on behalf of the Company, and the Consultant, have the requisite corporate power and authority to enter into and carry out the terms and conditions of this Services Agreement, as well as all transactions contemplated hereunder. All corporate proceedings have been taken and all corporate authorizations and approvals have been secured which are necessary to authorize the execution, delivery and performance by the Company and the Consultant of this Services Agreement. This Services Agreement has been duly and validly executed and delivered by the Company and the Consultant and constitutes a valid and binding obligation, enforceable in accordance with the respective terms herein. Upon delivery of this Services Agreement, this Services Agreement will constitute the valid and binding obligations of Company, and will be enforceable in accordance with their respective terms. Delivery may take place via facsimile transmission.

j.     Joint Drafting. This Services Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any one party shall be made solely by virtue of such party allegedly having been the draftsperson of this Services Agreement. The parties have each conducted sufficient and appropriate due diligence with respect to the facts and circumstances surrounding and related to this Services Agreement. The parties expressly disclaim all reliance upon, and prospectively waive any fraud, misrepresentation, negligence or other claim based on information supplied by the other party, in any way relating to the subject matter of this Services Agreement.

k. Acknowledgments and Assent. The parties acknowledge that they have been given at least ten (10) days to consider this Services Agreement and that they were advised to consult with an independent attorney prior to signing this Services Agreement and that they have in fact consulted with counsel of their own choosing prior to executing this Services Agreement. The parties may revoke this Services Agreement for a period of three (3) days after signing this Services Agreement, and the Services Agreement shall not be effective or enforceable until the expiration of this three (3) day revocation period. The parties agree that they have read this Services Agreement and understand the content herein, and freely and voluntarily assent to all of the terms herein.

l. Accredited Investor. Consultant acknowledges that he is an “accredited investor” (as defined in Rule 501 of Regulation D), and such Consultant has such experience in business and financial matters that he is capable of evaluating the merits and risks of an investment in the Company's securities as provide for in the Services Agreement (the “Securities”), as amended. Such Consultant is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer. The Consultant acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

m. Material Non-Public Information. Consultant acknowledges that the Company is a publicly traded company. As such, the Consultant agrees not to use any material non-public information about the Company in connection with the purchase or sale of the securities of the Company.

IN WITNESS WHEREOF, this Services Agreement has been executed by the parties as of the date first above written.

COMPANY	CONSULTANT

VOIP, INC.	Piter Korompis

/s/ Anthony Cataldo Anthony Cataldo By: Anthony J. Cataldo	/s/ Piter Korompis Piter Korompis An: Individual
Its: Chief Executive Officer

A FACSIMILE COPY OF THIS SERVICES AGREEMENT SHALL HAVE THE SAME LEGAL EFFECT AS AN ORIGINAL OF THE SAME.